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Exhibit 99.T3A

STATE OF MINNESOTA
[SEAL]
DEPARTMENT OF STATE

To All To Whom These Presents Shall Come, Greeting:

        Whereas, Articles of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the 17th day of October, A.D. 1968 for the incorporation of K. F. Merrill Company under and in accordance with the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 301;

        Now, Therefore, I, Joseph L. Donovan, Secretary of State of the State of Minnesota, by virtue of the powers and duties vested in me by law, do hereby certify that the said K. F. Merrill Company is a legally organized Corporation under the laws of this State.

Witness my official signature hereunto subscribed and the Great Seal of the State of Minnesota hereunto affixed this —seventeenth— day of October in the year of our Lord one thousand nine hundred and sixty-eight.
/s/ JOSEPH L. DONOVAN
Secretary of State.

Book 2151, Page 572    X-30, 324

ARTICLES OF INCORPORATION

OF

K. F. MERRILL COMPANY

ARTICLE I

        The name of this Corporation is

K. F. MERRILL COMPANY

ARTICLE II

        The purposes of this Corporation are general business purposes.

ARTICLE III

        The corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including but not limited to all those powers expressly conferred upon business corporations by Minnesota Statutes, together with those powers necessarily implied therefrom and the following additional powers:

        (A)  To acquire, hold, mortgage, pledge, or dispose of the shares, bonds, securities and other evidences of indebtedness of any domestic or foreign corporation.

        (B)  To acquire and carry on all or any part of the business, goodwill or property of any company engaged in a business similar to that authorized to be conducted by this Corporation, or with which this Corporation is authorized to consolidate or whose stock this Corporation is authorized to purchase, and to undertake and assume in conjunction therewith the liabilities of any person, firm, association or company described as aforesaid and possessing property suitable for any of the purposes of this corporation or for carrying on any business which this Corporation is authorized to conduct, and as consideration for the same to pay cash or to issue shares of stock or obligations of this Corporation.

        (C)  To aid in any manner any corporation or association, domestic or foreign, or any firm or individual, in which shares of stock or bonds, debentures, notes, securities, evidences of indebtedness or other securities are held by or for this Corporation, directly or indirectly, or with which this corporation has any interest through contract, license, patent, trademark or obligation, or in the welfare of which this Corporation shall have any interest, and to aid or participate in the reorganization, consolidation or merger of any such corporation.

ARTICLE IV

        This Corporation shall have perpetual duration.

ARTICLE V

        The location and post office address of the registered office of this Corporation in Minnesota is 125 Windsor Court, New Brighton, Minnesota 55112.

ARTICLE VI

        The total authorized capital of this Corporation is twenty-five thousand shares of common stock, par value $1.00 per share. No holder of shares of capital stock shall be entitled as such pre-emptively or as a matter of right to subscribe for or purchase any part of any issue of stock or any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash, property, services or by way of dividends or otherwise. There shall be no right of cumulative voting.

ARTICLE VII

        The amount of stated capital with which this Corporation will begin business is $1,000.00.

ARTICLE VIII

        The name and post office address of the incorporator and first director of this Corporation is Richard G. Lareau, W-1781 First National Bank Building, St. Paul, Minnesota 55101. Said first director shall hold office until the first annual meeting of the shareholders of the Corporation and the due election of his successor.

ARTICLE IX

        (A)  The Board of Directors is authorized to accept and reject subscriptions for shares of stock of the Corporation and to dispose of shares of authorized stock of the Corporation, of either class, without action by the shareholders and upon such terms as to them shall seem proper, except as they are otherwise limited by law.

        (B)  The Board of Directors is authorized to issue, sell, or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion.

        (C)  The Board of Directors may from time to time, by vote of a majority of its members, make, alter, amend or rescind all or any of the Bylaws of this Corporation as permitted by law, subject to the power of the shareholders to change or repeal such Bylaws.

ARTICLE X

        Each Director and officer at any time serving the Corporation shall be indemnified and held harmless by the Corporation from and against all costs and expenses, including attorneys' fees, which may be imposed upon or reasonably incurred by him in connection with or arising out of the defense or settlement of any claim, action, suit or proceeding brought against him by reason of his being or having been a Director or officer of this corporation, whether or not he is a Director or officer at the time of incurring such expenses, and each such Director or officer shall be indemnified and held harmless by this Corporation against any judgment that may be recovered against him in such action; provided, however, that no Director or officer shall be indemnified by this Corporation with respect to matters as to which he is finally adjudged in any such action, suit or proceedings to have been guilty of willful, wrongful or fraudulent conduct detrimental to the best interest of the Corporation. The foregoing right of indemnification shall not be exclusive of other rights to which any such Director or officer may be entitled as a matter of law, and shall inure to the benefit of his heirs, executors, administrators and personal representatives.

2

        IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 15th day of October, 1968.

/s/ RICHARD G. LAREAU
STATE OF MINNESOTA	)
) SS
COUNTY OF RAMSEY	)

On this 15th day of October, 1968, before me, a Notary Public, personally appeared Richard G. Lareau, to me known to be the person described in and who executed the annexed and foregoing instrument, and acknowledged that he executed the same as his free act and deed.
/s/ MARTHA M. STANKO
Martha M. Stanko [SEAL] Notary Public, Ramsey County, Minn. My Commission Expires April 7, 1975
STATE OF MINNESOTA DEPARTMENT OF STATE
I hereby certify that the written instrument was filed for record in this office on the 17 day of Oct. A.D. 1968 at 8 o'clock a.M., and was duly recorded in Book X-30 of incorporations, on page 324.
/s/ JOSEPH L. DONOVAN Secretary of State
APPR'D & FILED
Indexed
Ind. Filed
Dex. Checked

3

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

K. F. MERRILL COMPANY

        We, the undersigned, Kenneth F. Merrill and Lorraine F. Merrill, respectively the President and Secretary of K. F. Merrill Company, a Minnesota corporation, do hereby certify that the following resolutions amending the Articles of Incorporation were adopted by written consent signed by the holders of all of the issued and outstanding shares of capital stock of the Company entitled to vote, effective March 28, 1981:

        (1.)  RESOLVED, That Article VI of the Articles of Incorporation of K. F. Merrill Company be, and the same hereby is, amended to read as follows:

ARTICLE VI

            The total authorized capital of this Company shall be $25,000, consisting of 250,000 shares of Common Stock of the par value of $0.10 per share. No holder of shares of capital stock shall be entitled as such pre-emptively or as a matter of right to subscribe for or purchase any part of any issue of stock or any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash, property, services or by way of dividends or otherwise. There shall be no right of cumulative voting.

        IN WITNESS WHEREOF, we have subscribed our names hereto this 28th day of March, 1981.

/s/ KENNETH F. MERRILL Kenneth F. Merrill President
IN THE PRESENCE OF:	/s/ LORRAINE F. MERRILL Lorraine F. Merrill
/s/ RICHARD G. LAREAU	Secretary
/s/ CATHERINE J. STAPLES
STATE OF MINNESOTA	)
) ss.
COUNTY OF RAMSEY	)

        Kenneth F. Merrill and Lorraine F. Merrill, being first duly sworn on oath, depose and say: that they are respectively the President and Secretary of K. F. Merrill Company, the corporation named in the foregoing Certificate; that said Certificate contains a true statement of the action of the shareholders of said corporation; that said Certificate is executed on behalf of said corporation, by its express authority; and they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

/s/ KENNETH F. MERRILL Kenneth F. Merrill
/s/ LORRAINE F. MERRILL Lorraine F. Merrill
Subscribed and sworn to before me this 28th day of March, 1981.
/s/ CATHERINE J. STAPLES Notary Public
[SEAL]
STATE OF MINNESOTA DEPARTMENT OF STATE

I hereby certify that the written instrument was filed for record in this office on the 7 day of April. A.D. 1981 at 4:30 o'clock p.M., and was duly recorded in Book W-54 of incorporations, on page 156.
/s/ JOAN ANDERSON GROWE M.P. Secretary of State

2

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

K. F. MERRILL COMPANY

        We, the undersigned, John Castro and Lorraine F. Merrill, respectively the President and Secretary of K. F. Merrill Company, a Minnesota corporation, do hereby certify that the following resolution amending the Articles of Incorporation was adopted by written consent signed by the holders of all of the issued and outstanding shares of capital stock of the Company entitled to vote, effective June 1, 1981:

            RESOLVED, That Article VI of the Articles of Incorporation of K. F. Merrill Company be, and the same hereby is, amended to read as follows:

ARTICLE VI

            The total authorized capital of this Company shall be $25,000, consisting of 250,000 shares of Common Stock of the par value of $0.10 per share. No holder of shares of capital stock shall be entitled as such pre-emptively or as a matter of right to subscribe for or purchase any part of any issue of stock or any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash, property, services or by way of dividends or otherwise, except as set forth in that certain Debenture and Stock Purchase Agreement made the first day of June, 1981, by and between Control Data Corporation and the Company, as the same may be amended from time to time.

3

        IN WITNESS WHEREOF, we have subscribed our names hereto this 1st day of June, 1981.

/s/ JOHN CASTRO John Castro President
/s/ LORRAINE F. MERRILL Lorraine F. Merrill Secretary
[SEAL]
IN THE PRESENCE OF:
/s/ CAROL SMITH
/s/ YVONNE R. LONG
STATE OF MINNESOTA	)
) ss.
COUNTY OF RAMSEY	)

        John Castro and Lorraine F. Merrill, being first duly sworn on oath, depose and say: that they are respectively the President and Secretary of K. F. Merrill Company, the corporation named in the foregoing Certificate; that said Certificate contains a true statement of the action of the shareholders of said corporation; that said Certificate is executed on behalf of said corporation, by its express authority; and they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

/s/ JOHN CASTRO John Castro
/s/ LORRAINE F. MERRILL Lorraine F. Merrill
Subscribed and sworn to before me this
30th day of June, 1981.
/s/ RICHARD G. LAREAU Notary Public [SEAL]
STATE OF MINNESOTA DEPARTMENT OF STATE

I hereby certify that the written instrument was filed for record in this office on the 29 day of July A.D. 1981 at 4:30 o'clock p.M., and was duly recorded in Book O-55 of incorporations, on page 506.
/s/ JOAN ANDERSON GROWE

4

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

K. F. MERRILL COMPANY

        We, the undersigned, John Castro and Lorraine F. Merrill, respectively the President and Secretary of K. F. Merrill Company, a corporation subject to the provisions of Chapter 301, Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that at the annual meeting of shareholders of said corporation, notice of such meeting, proposal to amend and nature of such proposal having been mailed to each shareholder entitled to vote thereon at least ten days prior to such meeting, held at 1731 University Avenue, St. Paul, Minnesota, as designated in such notice on the 4th day of May, 1983, resolutions as hereinafter set forth were adopted by the affirmative vote of the shareholders of said Corporation, represented in person or by proxy, holding more than two-thirds of the voting power of all shareholders entitled under the Articles of Incorporation to vote:

          RESOLVED, That Article VI of the Articles of Incorporation of K. F. Merrill Company be, and the same hereby is, amended to read as follows:

ARTICLE VI

          The total authorized capital of this Company shall be $50,000, consisting of 5,000,000 shares of Common Stock of the par value of $0.01 per share. No holders of shares of capital stock shall be entitled as such pre-emptively or as a matter of right to subscribe for or purchase any part of any issue of stock or any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash, property, services or by way of dividends or otherwise, except as set forth in that certain Debenture and Stock Purchase Agreement made the first day of June, 1981, by and between Control Data Corporation and the Company, as the same may be amended from time to time.

          RESOLVED FURTHER, that the President and the Secretary of this Company be and are hereby authorized and directed to make, execute, acknowledge such certificates and documents as may be required by law with respect to the foregoing resolution.

5

        IN WITNESS WHEREOF, we have subscribed our names and caused the corporate seal of said corporation to be hereunto affixed this 14th day of May, 1983.

/s/ JOHN CASTRO
IN THE PRESENCE OF:	John Castro, President
/s/ RICHARD G. LAREAU	/s/ LORRAINE F. MERRILL Lorraine F. Merrill, Secretary
/s/ SHELLEY J. BROWN
STATE OF MINNESOTA	)
) SS.
COUNTY OF RAMSEY	)

        John Castro and Lorraine F. Merrill, being first duly sworn on oath, depose and say: that they are respectively the President and Secretary of K. F. Merrill Company, the corporation named in the foregoing Certificate; that said Certificate contains a true statement of the action of the shareholders of said corporation; that said Certificate is executed on behalf of said corporation, by its express authority; and they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

/s/ JOHN CASTRO John Castro
/s/ LORRAINE F. MERRILL Lorraine F. Merrill
Subscribed and sworn to before me this 14th day of May, 1983.
/s/ SHELLY J. BROWN Notary Public [SEAL]

State of Minnesota
Secretary of State

MODIFICATION OF STATUTORY REQUIREMENTS
OR AMENDMENT OF ARTICLES

Corporate Name:	K.F. Merrill Company
Date of Adoption of Amendments/Modifications:	May 8, 1984
Effective Date, if any, of Amendment/Modifications*:	May 8, 1984
Amendments/Modifications Approved by Corporate:	Shareholders

        Pursuant to the provisions of Minnesota Statutes, Sections 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted:

ARTICLE I

        The name of this Corporation is Merrill Corporation.

ARTICLE III

        The Corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including but not limited to all those powers expressly conferred upon business corporations by Minnesota Statutes, together with those powers necessarily implied therefrom and the following powers:

          (A)  To acquire, hold, mortgage, pledge, or dispose of the shares, bonds, securities and other evidences of indebtedness of any domestic or foreign corporation.

          (B)  To acquire and carry on all or any part of the business, goodwill or property of any company engaged in a business similar to that authorized to be conducted by this Corporation, or with which this Corporation is authorized to consolidate or whose stock this Corporation is authorized to purchase, and to undertake and assume in conjunction therewith the liabilities of any person, firm, association or company described as aforesaid and possessing property suitable for any of the purposes of this Corporation or for carrying on any business which this Corporation is authorized to conduct, and as consideration for the same to pay cash or to issue shares of stock or obligations of this Corporation.

          (C)  To aid in any manner any corporation or association, domestic or foreign, or any firm or individual, in which shares of stock or bonds, debentures, notes, securities, evidences of indebtedness or other securities are held by or for this Corporation, directly or indirectly, or with which this Corporation has any interest through contract, license, patent, trademark or obligation, or in the welfare of which this Corporation shall have any interest, and to aid or participate in the reorganization, consolidation or merger of any such corporation.

ARTICLE VI

        The aggregate number of shares that this Corporation has authority to issue is twenty-five million five hundred thousand (25,500,000) shares which shall consist of five hundred thousand (500,000) undesignated shares and twenty-five million (25,000,000) shares of voting common stock of $.01 par value per share. Only the authorization of the Board of Directors is necessary for this Corporation to issue shares and other securities and rights to purchase shares and other securities. All 25,000,000 shares of voting common stock shall have equal rights and preferences. The Board of Directors is authorized to establish, from the undesignated shares, one or more classes and series of shares, to designate each such class and series and to fix the relative rights and preferences of each such class and series. No holders of shares shall be entitled as such pre-emptively or as a matter of right to subscribe for or purchase any part of any issue of stock or any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, or by way of dividends or otherwise, except as set forth in that certain Debenture and Stock Purchase Agreement made the first day of June, 1981, by and between Control Data Capital Corporation and the Corporation as the same may be amended from time to time, or unless the Board of Directors shall grant preemptive rights to the holders of some or all of the undesignated shares with respect to some or all of the undesignated shares. This Corporation may issue shares and it may issue shares of any class or series of the undesignated shares to the holders of shares of voting common stock. There shall be no right of cumulative voting.

ARTICLE VII

        The number of directors of this Corporation shall not be less than three (3) nor more than eleven (11), as determined from time to time by the Board of Directors.

ARTICLE IX

        (A)  The Board of Directors is authorized to accept and reject subscriptions for shares of authorized stock of the Corporation and to dispose of shares of authorized stock of the Corporation, including the granting of stock options, warrants and other rights to purchase stock, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as they are otherwise limited by law.

        (B)  The Board of Directors is authorized to issue, sell, or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

        (C)  The Board of Directors may from time to time, by vote of a majority of its members, adopt, amend or repeal all or any of the Bylaws of this Corporation as permitted by law, subject to the power of the shareholders to adopt, amend or repeal such Bylaws.

        (D)  The Board of Directors is authorized to adopt, by an affirmative vote of a majority of the directors present at a duly called meeting, a resolution or resolutions providing for the establishment of a class or series of authorized stock of the Corporation from the undesignated shares or bonds, debentures, certificates of indebtedness or other securities, setting forth the designation of and number of shares constituting the class or series and fixing the relative rights and preferences of the class or series.

ARTICLE X

        Each director, officer, employee and agent, past or present, of this Corporation, and each person who serves or may have served at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and their respective heirs, administrators and executors shall be indemnified by this Corporation in accordance with, and to the fullest extent provided by, applicable state law, as it may from time to time be amended.

ARTICLE XI

        Any action required or permitted to be taken at a meeting of the Board may be taken by written consent signed by all the directors; provided that, if the action is one with does not require shareholder approval, such action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

        I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the corporation.

Signed:	/s/ JOHN CASTRO
Position:	President
STATE OF MINNESOTA	)
) ss.
COUNTY OF HENENPIN	)

        The foregoing instrument was acknowledged before me this 10th day of May, 1984.

(Notarial Seal)	/s/ CATHERINE J. STAPLES Notary Public
[SEAL]
STATE OF MINNESOTA DEPARTMENT OF STATE
I hereby certify that the written instrument was filed for record in this office on the 11th day of May A.D. 1984 at 4:30 o'clock p.M., and was duly recorded in Book Z-61 of incorporations, on page 294.
/s/ JOAN ANDERSON GROWE Secretary of State

State of Minnesota
Secretary of State

ARTICLES OF AMENDMENT

Corporate Name:	Merrill Corporation
Date of Adoption of Amendment:	April 19, 1986
Effective Date, if any, of Amendment:	May 1, 1986
Amendment Approved by Corporate:	Shareholders

        Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendments of articles regulating the above corporation were adopted:

ARTICLE VI

          The aggregate number of shares that this Corporation has authority to issue is twenty-five million five hundred thousand (25,500,000) shares which shall consist of five hundred thousand (500,000) undesignated shares and twenty-five million (25,000,000) shares of voting common stock of $.01 par value per share. Only the authorization of the Board of Directors is necessary for this Corporation to issue shares and other securities and rights to purchase shares and other securities. All 25,000,000 shares of voting common stock shall have equal rights and preferences. The Board of Directors is authorized to establish, from the undesignated shares, one or more classes and series of shares, to designate each such class and series and to fix the relative rights and preferences of each such class and series. No holders of shares shall be entitled as such pre-emptively or as a matter of right to subscribe for or purchase any part of any issue of stock or any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, or by way of dividends or otherwise, unless the Board of Directors shall grant preemptive rights to the holders of some or all of the undesignated shares with respect to some or all of the undesignated shares. This Corporation may issue shares and it may issue shares of any class or series of the undesignated shares to the holders of shares of voting common stock. There shall be no right of cumulative voting.

        I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the Corporation.

/s/ JOHN CASTRO
John Castro, President
State of Minnesota	)
) SS.
County of Ramsey	)

The foregoing instrument was acknowledged before me this 19th day of June, 1986.

/s/ STEVEN J. MACHOV
Steven J. Machov Notary Public [SEAL]
STATE OF MINNESOTA DEPARTMENT OF STATE FILED JUN 20 1986 /s/ JOAN ANDERSON GROWE Secretary of State

State of Minnesota
Secretary of State

ARTICLES OF AMENDMENT

Corporate Name:	Merrill Corporation
Date of Adoption of Amendment:	June 11, 1987
Effective Date, if any, of Amendment:	June 11, 1987
Amendment Approved by Corporate:	Shareholders

        Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of articles regulating the above corporation were adopted:

ARTICLE XII

          No director of the corporation, including, a person deemed to be a director under applicable law, shall be personally liable to the Corporation or its share-holders for monetary damages for breach of fiduciary duty by such director as a director, except to the extent provided by applicable law for: (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper acquisition of the corporation's shares under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or on violations of state securities laws under Section 80A.23 of the Minnesota Statutes; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date that this Article XII becomes effective. If Chapter 302A of the Minnesota Business Corporation Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by any such amendment. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at or prior to the time of such repeal or modification.

        I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the corporation.

/s/ RICHARD G. LAREAU Richard G. Lareau
State of Minnesota	)
) ss.
County of Ramsey	)

        The foregoing instrument was acknowledged before me this 11th day of June, 1987.

/s/ STEVEN J. MACHOV Steven J. Machov [SEAL] Notary Public
STATE OF MINNESOTA DEPARTMENT OF STATE FILED JUN 11 1987 /s/ JOAN ANDERSON GROWE Secretary of State
[MINNESOTA STATE SEAL]	MINNESOTA SECRETARY OF STATE AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change)

                        Merrill Corporation

        This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

        The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 2.)

ARTICLE VI

See Exhibit A attached hereto.

        This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ STEVEN J. MACHOV Steven J. Machov, Secretary (Signature of Authorized Person)

INSTRUCTIONS FOR OFFICE USE ONLY

1.
Type or print with black ink.

2.
A Filing Fee of: $35.00, made payable to the
Secretary of State

3.
Return completed forms to:

  Secretary of State
  180 State Office Building
  100 Constitution Ave.
  St. Paul, MN 55155-1299
  (612) 296-2803

Exhibit A

        RESOLVED, That Article VI of Merrill Corporation's Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE VI

        (a)  The aggregate number of shares that this Corporation has authority to issue is thirty-five million five hundred thousand (35,500,000) shares which shall consist of: (i) five hundred thousand (500,000) undesignated shares; (ii) twenty-five million (25,000,000) shares of voting common stock of $.01 par value per share; and (iii) ten million (10,000,000) shares of voting Class B common stock of $.01 par value per share. The voting common stock and Class B common stock shall be identical in all respects and shall have equal rights and privileges, except as provided in paragraph (b) below. Only the authorization of the Board of Directors is necessary for this Corporation to issue shares and other securities and rights to purchase shares and other securities. The Board of Directors is authorized to establish, from the undesignated shares, one or more classes and series of shares to designate each such class and series and to fix the relative rights and preferences of each such class and series. No holders of shares shall be entitled as such preemptively or as a matter of right to subscribe for or purchase any part of any issue of stock or any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, or by way of dividends or otherwise, unless the Board of Directors shall grant preemptive rights to the holders of some or all of the undesignated shares with respect to some or all of the undesignated shares. This Corporation may issue shares and it may issue shares of any class or series of the undesignated shares to the holders of shares of voting common stock or Class B common stock. There shall be no right of cumulative voting.

        (b)  The Class B common stock shall, with respect to rights on liquidation, winding up or dissolution of the Corporation, rank prior to the voting common stock, but junior to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (such other classes and series of equity securities collectively referred to herein as "Senior Stock"). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Class B common stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets shall be made to the holders of shares of voting common stock, an amount equal to One Dollar ($1.00) per outstanding share of Class B common stock; provided, however, if, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to Senior Stock are not paid in full, the holders of voting common stock and Class B common stock shall not receive any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Class B common stock are not paid in full, the holders of voting common stock shall not receive any distribution of assets of the Corporation. All distributions made with respect to the Class B common stock in connection with such a liquidation, dissolution or winding up of the Corporation shall be made pro rata to the holders entitled thereto. After amounts payable with respect to Senior Stock are paid in full and after payment to the holders of the Class B common stock of the full preferential amount provided for in this paragraph (b) of Article VI, the holders of the voting common stock and Class B common stock shall share on a pro rata basis in any distribution of assets of the Corporation. Neither the voluntary sale, conveyance, exchange or transfer (for cash, securities or other consideration) of all or any part of the property or assets of the Corporation, nor the consolidation or merger or other business combination of the Corporation with or into any other corporation or corporations, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

CERTIFICATE OF DESIGNATION OF 14.5% SENIOR PREFERRED
STOCK DUE 2011

of

MERRILL CORPORATION

Pursuant to Section 401, Subd. 3(b) of the Business Corporation Act
of the State of Minnesota

        I, the undersigned, Steven J. Machov, Secretary of Merrill Corporation, a Minnesota corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 401, Subd. 3(b) of the Business Corporation Act of the State of Minnesota, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors on November 19, 1999, in accordance with Section 401, Subd. 3, of the Business Corporation Act of the State of Minnesota, duly adopted the following resolution establishing a series of 500,000 shares of preferred stock, to be designated as 14.5% Senior Preferred Stock due 2011:

        RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Articles of Incorporation (which authorizes the Board of Directors to designate 500,000 undesignated shares as shares of preferred stock, $0.01 par value ("Preferred Stock")), the Board of Directors hereby establishes a series of 14.5% Senior Preferred Stock due 2011 and hereby states the designation and number of shares, and fixes the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series of Preferred Stock.

        RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

        (1)    Number and Designation.    500,000 shares of the Preferred Stock of the Corporation shall be designated as 14.5% Senior Preferred Stock due 2011 (the "Senior Preferred Stock").

        (2)    Rank.    The Senior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of the Corporation, including any class of the Corporation's common shares, par value $0.01 per share ("Common Shares"), and each other class of capital stock of the Corporation, the terms of which provide that such class shall rank junior to the Senior Preferred Stock or the terms of which do not specify any rank relative to the Senior Preferred Stock. All equity securities of the Corporation to which the Senior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Shares, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Senior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Senior Preferred Stock shall be subject to the right of the Corporation to create Junior Securities.

        (3)    Dividends.

          (a)  (i) The holders of shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (subject to Sections 3(a)(ii) and (iii) hereof) at a rate equal to 14.5% per annum (computed on the basis of a 360 day year of twelve 30 day months) (the "Dividend Rate") on the Liquidation Value (as defined below) of each share of Senior Preferred Stock on and as of each Dividend Payment Date (as defined below). In the event the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph 5(c) or 5(d) hereof, the Dividend Rate shall increase by .25 percent per quarter (each, a "Default Dividend") for each quarter or portion thereof following the date on which such redemption was required to be made until cured, provided that the aggregate increase shall not exceed 5%. Such dividends shall be payable in the manner set forth below in Sections 3(a)(ii) and (iii) quarterly on February 15, May 15, August 15, and November 15 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends.

          (ii)  On and prior to November 15, 2004, dividends shall not be payable in cash to holders of shares of Senior Preferred Stock but shall, subject to Section 3(b) hereof, accrete to the Liquidation Value in accordance with Section 4(a) hereof whether or not such dividends are declared by the Board of Directors.

          (iii)  On each Dividend Payment Date following November 15, 2004, each such dividend shall be payable in cash on the Liquidation Value per share of the Senior Preferred Stock, in equal quarterly amounts at the Dividend Rate (to which the Default Dividend, if any, shall be added), to the holders of record of shares of the Senior Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

        (b)  At the written request of the holders of a majority of the shares of Senior Preferred Stock, the Corporation shall, commencing on the first Dividend Payment Date after such request and ending on November 15, 2004, be required to pay all dividends on shares of Senior Preferred Stock by the issuance of additional shares of Senior Preferred Stock ("Additional Shares") but only if the Corporation shall have reserved and authorized for issuance the full amount of Additional Shares. The Additional Shares shall be identical to all other shares of Senior Preferred Stock, except as set forth in Section 4. For the purposes of determining the number of Additional Shares to be issued as dividends pursuant to this Paragraph (b), such Additional Shares shall be valued at their Applicable Liquidation Value as provided in Section 4(c). The entitlement to dividends under this paragraph (b) shall cumulate on Additional Shares payable under this paragraph (b) whether or not such dividends are declared by the Board of Directors.

        (c)  Holders of shares of Senior Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative dividends, as herein provided, on the Senior Preferred Stock. Except as provided in this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock that may be in arrears.

        (d)  So long as any shares of the Senior Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment and no distribution shall be declared or made upon Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired by the Corporation unless full cumulative dividends (to the extent such dividends are payable in cash) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When (to the extent such dividends are payable in cash) dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Senior Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall (in each case, to the extent payable in cash) be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Senior Preferred Stock and accumulated and unpaid on such Parity Securities.

        (e)  So long as any shares of the Senior Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (any such dividend, distribution, redemption or purchase being hereinafter referred to as a "Junior Securities Distribution") for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock and any other Parity Securities shall (to the extent payable in cash) have been paid or set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) (to the extent payable in cash) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock and the current dividend period with respect to such Parity Securities.

        (4)    Liquidation Preference.    (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Senior Preferred Stock shall be entitled to receive an amount equal to the Liquidation Value of such share plus any accrued and unpaid dividends, payable in cash, to the date of distribution. "Liquidation Value" on any date means, with respect to (x) any share of Senior Preferred Stock other than any Additional Shares, the sum of (1) $80.00 per share and (2) the aggregate of all dividends accreted on such share until the most recent Dividend Payment Date upon which an accretion to Liquidation Value has occurred (or if such date is a Dividend Payment Date upon which an accretion to Liquidation Value has occurred, such date), provided that in the event of an actual liquidation, dissolution or winding up of the Corporation or the redemption of any shares of Senior Preferred Stock pursuant to Section 5 hereunder, the amount referred to in (2) shall be calculated by including dividends accreting to the actual date of such liquidation, dissolution or winding up or the redemption date, as the case may be, rather than the Dividend Payment Date referred to above and provided further that in no event will dividends accrete beyond the earlier of (i) November 15, 2004 and (ii) the most recent Dividend Payment Date prior to the Dividend Payment Date on which dividends on the Senior Preferred Stock are payable in Additional Shares and (y) any Additional Share, the Applicable Liquidation Value; provided that, in the event of an actual liquidation, dissolution or winding up of the Corporation or the redemption of any shares of Senior Preferred Stock pursuant to Section 5 hereunder, the Applicable Liquidation Value shall be calculated to include, without duplication, dividends accruing to the actual date of such liquidation, dissolution or winding up or the redemption date, as the case may be. All accretions to Liquidation Value will be calculated using compounding on a quarterly basis (computed on the basis of a 360 day year of twelve 30 day months). Except as provided in the preceding sentences, holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Senior Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Senior Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Senior Preferred Stock and any such other stock as if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

        (b)  Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Senior Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Senior Preferred Stock shall not be entitled to share therein.

        (c)  The "Applicable Liquidation Value" of any Additional Shares shall be the Liquidation Value of Senior Preferred Stock outstanding immediately prior to the first Dividend Payment Date occurring after a request for payment in Additional Shares has been made in accordance with Section 3(b).

        (5)    Redemption.    (a) Redemption at the Option of the Corporation prior to Year Five. The Corporation may, at its option, to the extent it shall have funds legally available for such payment, redeem, prior to November 15, 2004, in whole but not in part, shares of Senior Preferred Stock, at a redemption price per share equal to 114.5% of the Liquidation Value, in cash, plus accrued and unpaid dividends, payable in cash, on such shares to the date fixed for redemption, without interest.

        (b)    Redemption at the Option of the Corporation after Year Five.    On and after November 15, 2004, to the extent the Corporation shall have funds legally available for such payment, the Corporation may, at its option, redeem shares of Senior Preferred Stock, at any time in whole but not in part, at redemption prices per share in cash (calculated as a percentage of Liquidation Value) set forth in the table below, together with accrued and unpaid dividends thereon, payable in cash, to the date fixed for redemption, without interest:

Year Beginning November 15	Percentage of Liquidation Value
2004	107.25
2005	104.83
2006	102.42
2007 (and thereafter)	100.00

        (c)    Redemption in the Event of a Change of Control.    In the event of a Change of Control, the Corporation shall, to the extent it shall have funds legally available for such payment, offer to redeem all of the shares of Senior Preferred Stock then outstanding, and shall redeem the shares of Senior Preferred Stock of any holder of such shares that shall consent to such redemption, upon a date no later than 30 days (or if a later date is required under federal securities laws the first date thereafter on which such redemption is permitted; the date upon which such redemption may occur is referred to as the "Change of Control Redemption Date") following the Change of Control, at a redemption price per share equal to 101% of the Liquidation Value, in cash, plus accrued and unpaid cash dividends thereon, payable in cash, to the date fixed for redemption, without interest.

        "Change of Control" means the occurrence of any of the following:

            (i)  the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Initial Investors and their Related Parties;

          (ii)  the adoption of a plan for the liquidation or dissolution of the Corporation;

          (iii)  the consummation of any transaction, including, without limitation, any merger (but excluding the merger of the Corporation with and into Merrill Corporation (the "Merger")) or consolidation, the result of which is that any person "person" or "group" (as those terms used in Section 13(d) of the Exchange Act), other the Initial Investors and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of the Corporation; or

          (iv)  the first day, after the Merger, on which a majority of the members of the board of directors of the Corporation are not Continuing Members.

        "Continuing Members" means, as of any date of determination, any member of the board of directors of the Corporation who:

          (i)    was a member of the Corporation's board of directors immediately after consummation of the Merger; or

          (ii)  was nominated for election or elected to the Corporation's board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of the Corporation's board or directors at the time of that nomination or election.

        "Initial Investors" means the DLJ Entities (as defined in the Investors' Agreement), John Castro and Rick Atterbury.

        "Related Party" means, with respect to any Initial Investor,

          (i)    any controlling shareholder or partner of that Initial Investor on the Closing Date; or

          (ii)  any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or persons beneficially holding (directly or through one or more subsidiaries) a majority of the controlling interest of which consist of the Initial Investors and/or such other persons referred to in the immediately preceding clause (i) or this clause (ii).

        "Investors' Agreement" means the Investors' Agreement executed on November 23, 1999 among Viking Merger Sub, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium-A, L.P., DLJMB Funding II, Inc., DLJ EAB Partners, L.P., DLJ First ESC L.P., DLJ ESC II L.P., DLJ Investment Partners II, L.P., DLJ Investment Partners, L.P. and certain other stockholders listed on the signature pages thereof.

        (d)    Mandatory Redemption.    To the extent the Corporation shall have funds legally available for such payment, on November 15, 2011, if any shares of the Senior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Senior Preferred Stock, at a redemption price equal to the aggregate Liquidation Value, in cash, together with any accrued and unpaid dividends thereon, payable in cash, to the date fixed for redemption, without interest.

        (e)    Status of Redeemed Shares.    Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Minnesota) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock.

        (f)    Failure to Redeem.    If the Corporation is unable or shall fail to discharge any obligation it may have to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph 5(a), 5(b),

5(c) or 5(d) (each, a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Senior Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Senior Preferred Stock) or (ii) in accordance with paragraph 3(e), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

        (g)    Failure to Pay Dividends.    Notwithstanding the foregoing provisions of this paragraph (5), unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Senior Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Senior Preferred Stock are redeemed pro rata to the holdings of holders of Senior Preferred Stock.

        (6)    Procedure for Redemption.    (a) In the event the Corporation shall redeem shares of Senior Preferred Stock pursuant to Sections 5(a), (b) or (d), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to a holder to whom the Corporation has failed to give said notice or except as to a holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Senior Preferred Stock of such holder and in the aggregate to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

        (b)  In the case of any redemption pursuant to Sections 5(a), (b) or (d) hereof, notice having been mailed as provided in Section 6(a) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Senior Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (c)  In the case of a redemption pursuant to Section 5(c) hereof, notice shall be given by first class mail, postage prepaid, mailed not more than 10 days following the occurrence of the Change of Control and not less than 20 days prior to the redemption date, to each holder of record of Senior Preferred Stock at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to a holder to whom the Corporation has failed to give said notice or except as to a holder whose notice was defective. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the Change of Control Redemption Date; (iii) the redemption price; (iv) that such holder may elect to cause the Corporation to redeem all or any of the shares of Senior Preferred Stock held by such holder; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on any shares a holder elects to cause the Corporation to redeem will cease to accrue on such redemption date.

        Upon receipt of such notice, the holder shall, within the time period specified therein, return such notice to the Corporation indicating the number of shares of Senior Preferred Stock such holder shall elect to cause the Corporation to redeem, if any.

        (d)  In the case of a redemption pursuant to Section 5(c) hereof, notice having been mailed as provided in Section 6(c) hereof, from and after the Change of Control Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on such shares of Senior Preferred Stock as any holder elects to cause the Corporation to redeem shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (7)    Voting Rights.    (a) The holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (7), as otherwise provided by law or as provided in the Investors' Agreement.

        (b)  If and whenever (i) four consecutive or six quarterly cash dividends payable on the Senior Preferred Stock have not been paid in full, (ii) for any reason (including the reason that funds are not legally available for a redemption), the Corporation shall have failed to discharge any Mandatory Redemption Obligation (including a redemption in the event of a Change of Control pursuant to Section 5(c) hereof), (iii) the Corporation shall have failed to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) the Corporation shall have failed to comply with Sections 3(d), 3(e), 7(c), 7(d) or (9) hereof, the number of directors then constituting the Board of Directors shall be increased by two and the holders of a majority of the outstanding shares of Senior Preferred Stock, together with the holders of shares of any other series of preferred stock on a parity with or senior to the Senior Preferred Stock issued in accordance with Section 7(c) hereof upon which like rights have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect two additional directors to serve on the Board of Directors, such election to be at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Senior Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever (i) all arrears in cash dividends on the Senior Preferred Stock and the Preferred Shares then outstanding shall have been paid and cash dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, (ii) the Corporation shall have fulfilled its Mandatory Redemption Obligation, (iii) the Corporation shall have fulfilled its obligation to provide notice as specified in subsection (b)(iii) above, or (iv) the Corporation shall have complied with Sections 3(d), 3(e), 7(c), 7(d) or (9) hereof, as the case may be, then the right of the holders of the Senior Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future (i) arrearage in four consecutive or six quarterly cash dividends, (ii) failure to fulfill any Mandatory Redemption Obligation, (iii) failure to fulfill the obligation to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) failure to comply with Sections 3(d), 3(e), 7(c), 7(d) or (9)) and the terms of office of all persons elected as directors by the holders of the Senior Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Senior Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Senior Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Senior Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Senior Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Senior Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Senior Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

        (c)  Without the written consent of a majority of the outstanding shares of Senior Preferred Stock or the vote of holders of a majority of the outstanding shares of Senior Preferred Stock at a meeting of the holders of Senior Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision of the Articles of Incorporation (by merger, other than the Merger, or otherwise) so as to adversely affect the preferences, rights or powers of the Senior Preferred Stock; provided that any such amendment that decreases the dividend payable on or the Liquidation Value of the Senior Preferred Stock or extends the maturity of the Senior Preferred Stock shall require the affirmative vote of holders of each share of Senior Preferred Stock at a meeting of holders of Senior Preferred Stock called for such purpose or written consent of the holder of each share of Senior Preferred Stock; or (ii) create, authorize or issue any class of stock ranking prior to, or on a parity with, the Senior Preferred Stock with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares, except that the Corporation may, without such approval, create, authorize and issue Parity Securities for the purpose of utilizing the proceeds from the issuance of such Parity Securities for the redemption of all outstanding shares of Senior Preferred Stock in accordance with the terms hereof.

        (d)  Without the affirmative vote or written consent of holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge (except for the Merger) with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless: (A) either (1) the Corporation is the surviving or continuing Person or (2) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (B) if the Corporation is not the surviving Person, the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Senior Preferred Stock had immediately prior to such transaction; (C) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (A) above and the incurrence of any debt to be incurred in connection therewith, on a pro forma basis, such surviving Person or the Corporation, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to such transaction (without giving effect to any purchase accounting adjustments related to such transactions); and (D) the Corporation is current on all dividend payments, payable in cash, pursuant to paragraph (3)(a)(iii) hereof.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) in a single transaction or series of related transactions, of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the capital stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

        For purposes of the foregoing, "Consolidated Net Worth" shall mean, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated subsidiaries as of such date plus (ii) the respective amounts reported on the balance sheet of such Person and its consolidated subsidiaries as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is a Junior Security, determined in accordance with GAAP.

        For purposes of the foregoing, "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to November 15, 2011; provided that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase that capital stock upon the occurrence of any change of control of the issuer, or sale or other disposition of any assets of the issuer shall not constitute Disqualified Stock and provided further that, if that capital stock is issued to any plan for the benefit of employees of the Corporation or its subsidiaries or by any such plan to those employees, that capital stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Corporation in order to satisfy applicable statutory or regulatory obligations.

        For purposes of the foregoing, "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        (e)  In exercising the voting rights set forth in this paragraph (7), each share of Senior Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Senior Preferred Stock as a single class on any matter, then the Senior Preferred Stock and such other series shall have with respect to such matters one vote per $80.00 of Liquidation Value or other liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Senior Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

        (8)    Reports.    So long as any of the Senior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

        (9)    Limitation on Transactions with Affiliates.    The Corporation shall comply with the limitations on transactions with affiliates that are set forth in Section 4.11 of the Indenture dated as of November 23, 1999 between Norwest Bank Minnesota, N.A., as Trustee, and Merrill Corporation relating to those certain 12% Senior Subordinated Notes due 2009 (the "Indenture") as fully as though such limitations (and the definitions relating thereto) were set forth herein, regardless of whether any securities issued pursuant to such Indenture remain outstanding, provided that if such Section 4.11 shall require the obtaining by the Corporation of any board resolution, officer's certificate or fairness opinion, no delivery shall be required for purposes of the Senior Preferred Stock to any trustee, or any like Person, of any such document.

        (10)    General Provisions.    (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

        (b)  The term "outstanding," when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

        (c)  The headings of the paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

        (d)  Each holder of Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

        IN WITNESS WHEREOF, Merrill Corporation has caused this Certificate of Designation to be signed and attested by the undersigned this 22nd day of November, 1999.

Merrill Corporation
By:	/s/ STEVEN J. MACHOV Name: Steven J. Machov Title: Secretary

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STATE OF MINNESOTA [SEAL] DEPARTMENT OF STATE
To All To Whom These Presents Shall Come, Greeting
ARTICLES OF INCORPORATION OF K. F. MERRILL COMPANY
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF K. F. MERRILL COMPANY
ARTICLE VI
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF K. F. MERRILL COMPANY
ARTICLE VI
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF K. F. MERRILL COMPANY
ARTICLE VI
State of Minnesota Secretary of State MODIFICATION OF STATUTORY REQUIREMENTS OR AMENDMENT OF ARTICLES
ARTICLE I
ARTICLE III
ARTICLE VI
ARTICLE VII
ARTICLE IX
ARTICLE X
ARTICLE XI
State of Minnesota Secretary of State
ARTICLES OF AMENDMENT
ARTICLE VI
State of Minnesota Secretary of State
ARTICLES OF AMENDMENT
ARTICLE XII
ARTICLE VI See Exhibit A attached hereto.
ARTICLE VI
CERTIFICATE OF DESIGNATION OF 14.5% SENIOR PREFERRED STOCK DUE 2011 of MERRILL CORPORATION Pursuant to Section 401, Subd. 3(b) of the Business Corporation Act of the State of Minnesota